SEVENTH MODIFICATION AGREEMENT
(Extension)

THIS SEVENTH MODIFICATION AGREEMENT (this "Agreement"), effective as of the 15th day of June 2022, is by and between ATLANTIC UNION BANK, a Virginia banking corporation (the "Bank"); and WIDEPOINT CORPORATION, a Delaware corporation (the "Parent"), WIDEPOINT INTEGRATED SOLUTIONS CORP., a Virginia corporation, WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION, a Virginia corporation, and WIDEPOINT MOBILE CORPORATION, a Virginia corporation ("Mobile" and, together with the foregoing parties other than the Bank, individually and collectively, the "Borrower").

WITNESSETH THAT:

WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated June 15, 2017, made by the Borrower (other than Mobile) and payable to the order of the Bank, in the original principal amount of Five Million and no/100 Dollars ($5,000,000.00) and bearing interest and being payable in accordance with the terms and conditions therein set forth (as modified by that certain First Modification Agreement dated as of January 29, 2018, that certain Second Modification Agreement dated as of April 30, 2018, that certain Third Modification Agreement dated as of June 30, 2018, that certain Fourth Modification Agreement dated as of April 30, 2019, that certain Fifth Modification Agreement dated as of April 30, 2020, and that certain Sixth Modification Agreement dated as of April 30, 2021, the "Note"); and

WHEREAS, the Note was issued pursuant to the terms of, and is governed by, that certain Loan and Security Agreement dated June 15, 2017, by and between the Borrower (other than Mobile) and the Bank (as from time to time modified, supplemented and replaced, the "Loan Agreement"); and

WHEREAS, by Joinder Agreement dated as of September _____, 2020, Mobile became a joint and several "Borrower" under the Note and the Loan Agreement, and assumed liability for the payment of the Note and for the performance when due of each of the covenants and obligations set forth in the Note and the Loan Agreement and the other documents delivered in connection with the loan evidenced by the Note; and

WHEREAS, on October 1, 2021, the Parent and WYY Florida Sub, Inc., a newly formed subsidiary of the Parent, entered into a certain Asset Purchase Agreement for the acquisition of substantially all of the assets of IT Authorities, Inc., a Florida corporation (the "Purchase"); and

WHEREAS, as of the effective date hereof, the principal balance of the Note is $-0-, the Bank has agreed to waive the Default, and the parties hereto desire to modify the terms of the Note and Loan Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The maturity date of the Note is hereby extended to June 15, 2023. The definition of "Date of Maturity" in the Note and the Loan Agreement is hereby changed to "June 15, 2023".

2. The Credit Agreement is hereby modified, as follows:

(a) In Section I(A):

(i) By replacing the definition of "Borrowing Base" in its entirety with the following:

"Borrowing Base" means, at the time of determination, the lesser of (i) 5,000,000.00 and (ii), without duplication, the sum of (A) 90.00% of the Net Unpaid Balance of Eligible Government Accounts, and (B) 80.00% of the Net Unpaid Balance of Eligible Commercial Accounts. No item of Collateral will be included in the Borrowing Base unless the Bank has a valid and perfected first priority Lien on it.

(ii) By adding the following new definitions:

"Eligible Commercial Accounts" means Eligible Accounts that are Billed Accounts owing from Account Debtors other than the United States Government.

"Eligible Government Accounts" means Eligible Accounts that are Billed Accounts owing from the United States Government.

(iii) In the definition of "Eligible Accounts", by replacing "fifty percent (50.00%)" with "twenty-five percent (25.00%)" in clause (xi).

(iv) In the definition of "Consolidated Adjusted EBITDA", by deleting the words "or loss".

(v) By deleting the definition of "Recourse Agreement").

(b) By deleting Section II(A)(3) in its entirety.

(c) By replacing the text of Section VI(A)(2) in its entirety with "[Reserved]".

(d) In Section VI(A)(3), by replacing "$2,000,000.00" with "$6,500,000.00".

(e) By replacing Section VI(A)(4) in its entirety, with the following:

(4) Minimum EBITDA. WidePoint's Consolidated Adjusted EBITDA, for any period, will not be less than $1,000,000.00, to be measured on a trailing 12-month basis as of the last day of each quarter.

3. The Bank hereby waives any Default under the Credit Agreement arising from the Purchase. This waiver is applicable only to the particular instance set forth in the fourth Recital and is not to be construed as a waiver of any other default or event of default now existing or hereafter arising.

4. The Bank's legal fees, in the amount of $2,767.50, shall be paid to the Bank as part of this modification.

5. The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $ -0- and that there are no set-offs or defenses against the Note or the Loan Agreement.

6. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note or the Loan Agreement.

7. Except as hereby expressly modified, the Note and Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and are hereby expressly approved, ratified and confirmed. A legend shall be placed on the face of the Note indicating that its terms have been modified hereby, and the original of this Agreement shall be affixed to the original of the Note.

8. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

WITNESS the following signatures and seals.

WIDEPOINT CORPORATION [SEAL]

By: ____________________
Jin Kang
Secretary

WIDEPOINT INTEGRATED SOLUTIONS CORP. [SEAL]

By: ____________________
Jin Kang
Secretary

By: ____________________
Robert George
Chief Financial Officer

WIDEPOINT CYBERSECURITY SOLUTIONS CORPORATION [SEAL]

By: ____________________
Jin Kang
Secretary

By: ____________________
Robert George
Chief Financial Officer

WIDEPOINT MOBILE CORPORATION [SEAL]

By: ______________________
Name: Jin Kang
Title: CEO

ATLANTIC UNION BANK [SEAL]

By: ______________________
Paul H. Deerin
Senior Vice President